Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bite Acquisition Corp. (the “Company”) on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alberto Ardura González, Chief Executive Officer and Chairman of the Board of the Company, and Jose Luis Guerrero Cortes, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: March 31, 2023

/s/ Alberto Ardura González
Alberto Ardura González
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

/s/ Jose Luis Guerrero Cortes
Jose Luis Guerrero Cortes
Chief Financial Officer
(Principal Financial and Accounting Officer)